EXHIBIT 32.2

FIRST COLOMBIA GOLD CORP.

CERTIFICATION PURSUANT TO
19 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Colombia Gold Corp. (the “Company”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gilberto Zapata, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as dopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gilberto Zapata
Gilberto Zapata
Chief Financial Officer (Principal Financial Officer)
April 16, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Colombia Gold Corp. and will be retained by First Colombia Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.